UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________________________________________________________

FORM 8-K
_____________________________________________________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 18, 2010

 FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

Lindenstrasse 10, CH-6340, Baar, Switzerland (Address of Principal Executive Offices)	CH-6340 (Zip Code)
Registrant’s telephone number, including area code: +41-41-748-4320
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Named Executive Officers

In connection with the senior leadership succession plan announced by Foster Wheeler AG (the “Company”) on December 17, 2009, one of the Company’s “named executive officers,” as defined in the rules of the Securities and Exchange Commission, entered into amended employment arrangements with two subsidiaries of the Company, as more fully described below.

On February 18, 2010, Foster Wheeler Inc. (“FWI”), a subsidiary of the Company, and Umberto della Sala, the Company’s President and Chief Operating Officer, entered into a Second Amendment to the Employment Agreement (the “Amendment”).  The Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.  The following summary of the Amendment is qualified in its entirety by reference to the attached Amendment.  The Amendment extends the term of Mr. della Sala’s employment agreement with FWI for two years so that it now expires on December 31, 2013 instead of December 31, 2011.  It provides that, beginning on January 1, 2013, Mr. della Sala will no longer be entitled to hold his present title but will instead carry out such senior executive duties as shall then be requested by the Company’s Chief Executive Officer.  It entitles Mr. della Sala to a grant of restricted stock units with a value on the grant date of €1,486,000 and stock options with a value on the grant date of €1,486,000, with the grants to be made during the first open trading window for the Company’s executive officers subsequent to the effectiveness of the Amendment.  The number of restricted stock units and stock options will be determined pursuant to a methodology approved by the Company’s Compensation Committee.  One-half of the restricted stock units and stock options will vest on each of December 31, 2012 and December 31, 2013, provided that Mr. della Sala is still employed on such dates.  The stock options will have a term of five years.  Prior to December 31, 2013, Mr. della Sala will not be eligible for “Retirement” within the meaning of and under the Company’s Omnibus Incentive Plan, which governs restricted stock units and stock options.

On February 18, 2010, Foster Wheeler Global E&C S.r.l (the “Italian Subsidiary”), a subsidiary of the Company, and Mr. della Sala entered into an Extension of Fixed Term Employment Agreement (the “Extension”).  The official version of the Extension is in the Italian language. An unofficial English translation of the Extension is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference. The following summary is qualified in its entirety by reference to the attached Extension.  The Extension extends the expiration of the Fixed Term Employment Agreement with the Italian Subsidiary so that it now expires on July 31, 2013 instead of December 31, 2011.  The Amendment with FWI provides that a refusal by the Italian Subsidiary to enter into by September 8, 2013 a new fixed term Italian employment contract expiring on December 31, 2013 and on otherwise the same terms as those set forth in the Italian employment contract in place as of the date of the Amendment would provide Mr. della Sala with grounds to resign for “Good Reason” under his employment agreement with FWI; it also provides that a refusal by Mr. della Sala to do so would be deemed a voluntary termination by him of his employment agreement with FWI without Good Reason.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Employment Agreement between Foster Wheeler Inc. and Umberto della Sala, effective as of February 18, 2010.

10.2	Unofficial English Translation of Extension of Fixed Term Employment Agreement between Foster Wheeler Global E&C S.r.l. and Umberto della Sala, dated February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: February 22, 2010	By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the Employment Agreement between Foster Wheeler Inc. and Umberto della Sala, effective as of February 18, 2010.

10.2	Unofficial English Translation of Extension of Fixed Term Employment Agreement between Foster Wheeler Global E&C S.r.l. and Umberto della Sala, dated February 18, 2010.